Exhibit 99.1
RUMBLEON, INC. ANNOUNCES LEADERSHIP CHANGES

Michael Quartieri, Chairman of the Board, Appointed as Chief Executive Officer
Cameron Tkach Promoted to Executive Vice President and Chief Operating Officer
Becca Polak Named as Vice Chairman and Lead Independent Director

IRVING, Texas – January 13, 2025 - RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”), the largest powersports retailer in North America, today announced the following leadership changes, each effective as of January 13, 2025:
•Michael Quartieri, Chairman of the Board of Directors, has been appointed Chief Executive Officer;
•Cameron Tkach, Vice President of Dealership Operations, has been promoted to Executive Vice President and Chief Operating Officer of the Company;
•Becca Polak, Chair of the Compensation Committee of the Board of Directors, has been named Vice Chairman and Lead Independent Director; and
•Michael Kennedy is no longer Chief Executive Officer or a member of the Board of Directors of the Company.
Mr. Quartieri is a tenured C-suite executive with significant leadership and strategic planning experience, in addition to having strong financial acumen and corporate governance expertise. Ms. Polak is a seasoned executive and board advisor who brings a demonstrable record of driving business strategy and execution, as well as technology transformation. Ms. Polak stated, “On behalf of the Board, I am extremely excited to have Mike Quartieri serve as RumbleOn's next CEO. As a key member of the Board, Mike has had a tremendous impact on our financial planning, recent recapitalization efforts and the continuation of the development of our business strategy. Together with Cameron, an industry veteran with operational expertise, we believe that they have the experience, capabilities and strategic vision to accelerate RumbleOn's success into the future."
Cameron Tkach has more than 15 years of experience in the powersports industry and is a life-long enthusiast having grown up in the dealership environment. He rose through the ranks at RideNow Powersports, holding key operational positions such as Sales Manager, Finance Manager, General Manager and Operations Director, where he ensured high standards in customer service, sales and operational efficiency. After RumbleOn’s acquisition of RideNow in 2021, Mr. Tkach continued to hold a variety of leadership positions, including Vice President of Retail Operations where he focused on optimizing retail performance through business strategy and customer focus. Mr. Tkach said, “I am excited to serve as Chief Operating Officer of the Company and leverage my unique operational and strategic expertise. I look forward to working with Mike Quartieri and the leadership team as we continue striving towards operational excellence and market leadership in the powersports industry.”
“On behalf of the Board, I want to thank Mike Kennedy for his contributions and dedication to RumbleOn. We are grateful for his leadership and wish him well in all of his future endeavors.” said Mr. Quartieri. “With the payoff of our convertible notes earlier this month, we have made significant progress in strengthening our balance sheet. As we move forward, my focus will be on driving growth, improving profitability and producing strong cash flow.”

About RumbleOn
RumbleOn, Inc. (NASDAQ: RMBL), operates through two operating segments: our Powersports dealership group and Wholesale Express, LLC, an asset-light transportation services provider focused on the automotive industry. Our Powersports group is the largest powersports retail group in the United States (as measured by reported revenue, major unit sales and dealership locations), offering over 500 powersports franchises representing 50 different brands of products. Our Powersports group sells a wide selection of new and pre-owned products, including parts, apparel, accessories, finance & insurance products and services, and aftermarket products. We are the largest purchaser of pre-owned powersports vehicles in the United States and utilize RideNow’s Cash Offer to acquire vehicles directly from consumers.
For more information on RumbleOn, please visit rumbleon.com.
Cautionary Note on Forward-Looking Statements
The Company’s press release contains statements that constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the Company’s leadership transition. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “hopes,” “may,” “plan,” “possible,” “potential,” “predicts,” “projects,” “should,” “targets,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to, risks and uncertainties related to: the Company’s ability to implement a smooth leadership transition; the impact of general economic, industry or political conditions in the United States or internationally, as well as the other risk factors set forth under the caption “Risk Factors” in the registration statement, as amended, and in RumbleOn’s Annual Report for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended March 30, 2024, June 30, 2024 and September 30, 2024 and in any other subsequent filings made with the SEC by RumbleOn. Any forward-looking statements contained in this press release speak only as of the date hereof, and RumbleOn specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact:
investors@rumbleon.com